UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2019

Versum Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8555 South River Parkway, Tempe, Arizona		85284
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 282-1000

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	VSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of April 12, 2019 (the “Merger Agreement”), by and among Versum Materials, Inc. (the “Company”), Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), and EMD Performance Materials Holding, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”). On October 7, 2019, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and continuing as the surviving corporation in the Merger and a wholly-owned indirect subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on October 7, 2019, all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of September 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the several lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, and the other parties party thereto, were repaid and all commitments under the Credit Agreement were terminated.

Also in connection with the completion of the Merger, on October 1, 2019, the Company issued a notice to the holders of its outstanding 5.500% Senior Notes due 2024 (the “Notes”) that it intends to redeem all outstanding aggregate principal amount of the Notes on October 16, 2019, subject to completion of the Merger. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Upon deposit of the redemption price and other amounts with the trustee for the Notes on October 7, 2019, the obligations of the Company under the indenture governing the Notes and the Notes were satisfied and discharged in accordance with their terms.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger on October 7, 2019 (the “Effective Time”), each outstanding share of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”) (other than the Company Common Stock (i) owned by the Company, Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, and in each case excluding any such shares owned by a benefit plan of the Company or held on behalf of third parties, and (ii) shares owned by stockholders who have not voted in favor of the Merger and have demanded, perfected and not withdrawn or lost the right to demand, appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) was automatically converted into the right to receive $53.00 per share in cash, without interest (the “Merger Consideration”). The Merger Consideration was funded with cash on hand and funds available to Parent under its unsecured Syndicated Dual-Currency Term Loan Facilities Agreement, dated March 25, 2019, among Parent, Merck Financial Services GmbH, Bank of America, N.A., London Branch, BNP Paribas Fortis NV/SA and Deutsche Bank AG Filiale Luxemburg, as Underwriters, Bank of America Merrill Lynch International Designated Activity Company, BNP Paribas Fortis NV/SA and Deutsche Bank AG, as Mandated Lead Arrangers, Deutsche Bank Luxembourg S.A., as Facility Agent, and the Lenders party thereto from time to time.

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding stock option of the Company fully vested and was canceled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over such stock option’s exercise price, on the terms set forth in the Merger Agreement (with outstanding stock options whose exercise price is equal to or greater than the Merger Consideration cancelled for no consideration or payment), (ii) each outstanding restricted stock unit award of the Company converted into the right to receive a deferred cash payment based on the Merger Consideration, on the terms set forth in the Merger Agreement, (iii) each outstanding performance stock unit award of the Company converted into the right to receive a deferred cash payment based on the Merger Consideration, on the terms set forth in the Merger Agreement and with performance goals applicable to such performance stock unit awards measured based on actual performance through the Effective Time, and (iv) each deferred stock unit award of the Company fully vested and was canceled and converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on April 12, 2019, and is incorporated into this item by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2019, in connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE and (ii) file a notification of removal from listing on Form 25 with the SEC to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NYSE halted trading in the Company Common Stock effective prior to market open on October 7, 2019. After effectiveness of the Form 25 on or about October 17, 2019, the Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the directors of the Company in office immediately prior to the Effective Time, being Guillermo Novo, Jacques Croisetière, Seifi Ghasemi, Dr. Yi Hyon Paik, Thomas J. Riordan, Susan C. Schnabel and Ambassador Alejandro D. Wolff, voluntarily resigned from the Board of Directors of the Company (the “Board”) and any committees of the Board on which they served.

Also at the Effective Time, the following individuals became the directors of the Company: John J. (Jeff) White, Monica Elliott, John G. Langan, John F. Buckwalter and Jessica D. Feather-Bowman.

Immediately following the Effective Time, certain officers of the Company, being Guillermo Novo, George G. Bitto, Michael Valente and Edward C. Shober ceased to serve in their respective roles as officers of the Company.

Effective as of immediately following the Effective Time, the Company appointed John J. (Jeff) White as President of the Company and Monica Elliott as Chief Financial Officer of the Company.

Mr. White, age 52, has served the Company as Senior Vice President of its Delivery Systems & Services business segment since 2016. Prior to this position, Mr. White served as the Vice President and General Manager of Delivery Systems & Services for the Materials Technologies business of Air Products since 2014.

Ms. Elliott, age 56, joined EMD Serono Inc., a biopharmaceutical company and a subsidiary of Parent, in 1994 and has held various roles of increasing responsibility within the finance organization. Ms. Elliott is currently the Global Head of Merck Business Services Finance and the Regional CFO for North America of Parent.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the bylaws of the Company were amended and restated in their entirety in accordance with the terms of the Merger Agreement such that the bylaws of Merger Sub, as in effect immediately prior to the effective time, became the bylaws of the Company. A copy of the Bylaws of the Company, as amended, is attached as Exhibit 3.1 hereto, and is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On October 7, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of April 12, 2019, by and among Versum Materials, Inc., Merck KGaA and EMD Performance Materials Holding, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Versum Materials, Inc. on April 12, 2019)*

3.1	Bylaws of Versum Materials, Inc., as amended

99.1	Press Release of Versum Materials, Inc., dated October 7, 2019

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUM MATERIALS, INC.

Date: October 7, 2019	By:	/s/ Scott J. Depta
	Name:	Scott J. Depta
	Title:	Secretary